UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2007

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive

Houston, Texas 77079-4101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 925-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 27, 2007, GlobalSantaFe Corporation (“GlobalSantaFe”) completed the transactions contemplated by an Agreement and Plan of Merger (the “Merger Agreement”) with Transocean Inc. (“Transocean”) and Transocean Worldwide Inc., a direct wholly owned subsidiary of Transocean (“Transocean Worldwide”), pursuant to which GlobalSantaFe merged with Transocean Worldwide by way of a scheme of arrangement qualifying as an amalgamation under Cayman Islands law, with Transocean Worldwide continuing as the surviving entity (the “Merger”). Immediately prior to the effective time of the Merger, each outstanding ordinary share, par value $0.01 per share, of Transocean (the “Transocean Ordinary Shares”) was reclassified by way of a scheme of arrangement under Cayman Islands law (the “Reclassification” and, together with the Merger, the “Transactions”) into (1) 0.6996 Transocean Ordinary Shares and (2) $33.03 in cash. At the effective time of the Merger, each outstanding share, par value $0.01 per share, of GlobalSantaFe (the “GlobalSantaFe Ordinary Shares”) was exchanged for (1) 0.4757 Transocean Ordinary Shares (after giving effect to the Reclassification) and (2) $22.46 in cash (the “Merger Consideration”).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, GlobalSantaFe requested that the New York Stock Exchange delist the GlobalSantaFe Ordinary Shares, effective as of the close of business on November 26, 2007. GlobalSantaFe expects to file a Form 15 with the Securities and Exchange Commission to terminate the registration of the GlobalSantaFe Ordinary Shares and suspend GlobalSantaFe’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Item 5.01 Changes in Control of Registrant.

GlobalSantaFe merged with Transocean Worldwide, a direct wholly owned subsidiary of Transocean, by way of a scheme of arrangement qualifying as an amalgamation under Cayman Islands law, with Transocean Worldwide continuing as the surviving entity. Former GlobalSantaFe shareholders are entitled to receive the Merger Consideration in exchange for each share. Transocean used borrowings under its $15.0 billion senior unsecured bridge loan facility to fund the payment of the Merger Consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Transocean Worldwide Inc., as successor by merger to GlobalSantaFe Corporation, has caused this report to be signed on its behalf by the undersigned duly authorized person.

TRANSOCEAN WORLDWIDE INC.

	By:	/s/ Gregory L. Cauthen
Date: December 3, 2007	Gregory L. Cauthen
Vice President, Treasurer and Assistant
Secretary